Exhibit 99.1

Contact:
Ann Collier
Senior Vice President, Corporate Communications
Phone: (540) 368-5970
Fax: (540) 368-5963
acollier@cfsloans.com

Investor Contact:
Gary Tiedemann
Vice President, Investor Relations
Phone: (540) 735-1235
Fax: (540) 735-1239
gtiedemann@cfsloans.com

Collegiate Funding Services Diversifies Consolidation Loan Liquidity Channel

FREDERICKSBURG, Va., October 6, 2005 – Collegiate Funding Services, Inc. (NASDAQ: CFSI) today announced it has diversified its loan liquidity options by entering into separate loan purchase agreements with JPMorgan Chase Bank, N.A. (NYSE: JPM) and an affiliate of The Goldman Sachs Group, Inc. (NYSE: GS).

Under the agreement with JPMorgan Chase Bank, N.A., the bank will purchase $500 million of consolidation loans originated by Collegiate Funding Services under the Federal Family Education Loan Program (FFELP). Purchases under this agreement will occur from time to time during the next 12 months. Under the second agreement, Goldman purchased approximately $100 million in FFELP consolidation loans originated by CFS. CFS-SunTech Servicing LLC will provide life-of-loan servicing for the loans purchased under both agreements. The agreements are effective as of September 30, 2005.

Collegiate Funding Services is a leader in the FFELP consolidation loan segment of the rapidly growing education finance industry, originating approximately $4 billion of federal loans in 2004 and ranking number one in net FFELP consolidations for the same year. “These new liquidity agreements expand and diversify CFS’s distribution channel for federal consolidation loans. We are excited about extending our current relationship with JPMorgan Chase Bank while at the same time building a strong long-term partnership with Goldman,” said J. Barry Morrow, president and chief executive officer of Collegiate Funding Services, Inc.

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Collegiate Funding Services

About Collegiate Funding Services
Collegiate Funding Services is a leading education finance company dedicated to providing students and their families with the practical advice and loan solutions they need to help manage and pay for the cost of higher education. Collegiate Funding Services also offers a comprehensive portfolio of education loan products and services – including loan origination, loan servicing and campus-based scholarship and affinity marketing tools – to the higher education community. As of June 30, 2005, Collegiate Funding Services had facilitated the origination of more than $20 billion in education loans; and was managing almost $12 billion in student loans for more than 460,000 borrowers. For additional information, visit www.cfsloans.com or call 1-888-423-7562.

Forward-Looking Statements
This news release includes “forward-looking statements” about Collegiate Funding Services, Inc. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, the words “looking forward,” “expects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. Among the key factors that may have a direct bearing on the company’s operating results, performance or financial condition are (1) changes in terms, regulations and laws affecting student loans and the educational credit marketplace; (2) changes in the demand for educational financing or in financing preferences of educational institutions, students and their families; (3) changes in the credit quality or performance of the loans that the company purchases, retains, services and securitizes; or (4) changes in interest rates and in the securitization or secondary markets for education loans. Important factors that could cause the company’s actual results to differ materially from the forward-looking statements the company makes in this release are set forth in the company’s filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2005. The company undertakes no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events unless the company has an obligation to do so under the federal securities laws.

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